Exhibit 10.32

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of March 1, 2005 by and among drugstore.com, inc., a Delaware corporation (the “Company”), and Ziff Asset Management, L.P. (the “Investor”).

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act; and

WHEREAS, the Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 10,000,000 shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”). The shares of Common Stock to be purchased by the Investor pursuant to this Agreement are referred to herein as the “Securities”.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“13D Group” means any “group” (within the meaning of Section 13(d) of the Exchange Act) formed for the purpose of acquiring, holding, voting or disposing of Voting Securities of the Company.

“2004 10-K” has the meaning set forth in Section 3.2(i).

“Advice” has the meaning set forth in Section 6.5.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, “controls” or is “controlled” by or is under common control with, such Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date and time of the Closing and shall be 10:00 a.m., New York City Time, on March 2, 2005 (or such other date and time as is mutually agreed to by the Company and the Investor).

“Closing Price” means, for any date, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Alesia L. Pinney, Vice President, General Counsel and Secretary of the Company.

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Effectiveness Period” has the meaning set forth in Section 6.1(b).

“Election Period” has the meaning set forth in Section 4.1(c)(ii).

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means (i) with respect to cash consideration, the total amount of such cash consideration in United States dollars, (ii) with respect to non-cash consideration consisting of publicly-traded securities, the average daily closing sales price of such securities for the ten consecutive trading days preceding the date the Fair Market Value of such securities is required to be determined hereunder (with the closing price for each day being the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which such securities are listed and admitted to trading, or, if not listed and admitted to trading on any such exchange, on the Nasdaq National Market System, or if not quoted on the Nasdaq National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose) and (iii) with respect to non-cash consideration not consisting of publicly-traded securities, such amount as is determined to be the fair market value of the non-cash consideration as of the date such Fair Market Value is required to be determined hereunder as determined in good faith by the Investor.

For the purposes of Section 4.1(c), if the Company disputes in good faith the determination by the Investor pursuant to the above clause (iii) of the Fair Market Value of the non-cash consideration to be paid for the Restricted Securities, then the Company may require that an investment bank selected by the Company and reasonably acceptable to the Investor determine such Fair Market Value for the purposes of clause (iii).

The Company shall pay the fees and expenses of the investment bank in making any Fair Market Value determination.

“Indemnified Party” has the meaning set forth in Section 6.4(c).

“Indemnifying Party” has the meaning set forth in Section 6.4(c).

“Investor” has the meaning set forth in the Preamble.

“Investor Counsel” means Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Investor.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.

“Market Adjustment” has the meaning set forth in Section 4.1(c)(iii).

“Material Adverse Effect” has the meaning set forth in Section 3.1(b).

“Offer Notice” has the meaning set forth in Section 4.1(c)(i).

“Offer Price” has the meaning set forth in Section 4.1(c)(i).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement at the time of effectiveness (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to such prospectus including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Purchase Price” means the Fair Market Value of the Transfer Consideration paid by the Company or any of its Subsidiaries.

“Regulation D” has the meaning set forth in the Recitals.

“Registrable Securities” means any Securities issued pursuant to this Agreement, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means each registration statement required to be filed under Article VI, as amended at the time and on the date it became effective, including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) or deemed to be part thereof at the time of effectiveness pursuant to Rule 430A, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Repurchase Notice” has the meaning set forth in Section 4.1(c)(ii).

“Required Effectiveness Date” means the date on which the Restricted Period ends.

“Resale Price” has the meaning set forth in Section 4.1(c)(iii).

“Restricted Period” has the meaning set forth in Section 4.1(a).

“Restricted Securities” has the meaning set forth in Section 4.1(c)(i).

“Rule 144,” “Rule 415,” “Rule 424” and “Rule 430A” means Rule 144, Rule 415, Rule 424 and Rule 430A, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Shares” means shares of the Company’s Common Stock.

“Subsidiary” means any Person in which the Company, directly or indirectly, owns Voting Securities having the power to elect a majority of the directors (or similar members of such corporation’s or other entity’s governing body), or otherwise direct the management and polices of such corporation or other entity.

“Tender Offer” shall mean a bona fide public offer subject to the provisions of Regulation 13D or 14D under the Exchange Act, by a Person (which is not made by and does not include the Investor, any Affiliates of the Investor or any 13D Group that includes the Investor or any of its Affiliates) to purchase or exchange for cash or other consideration any Voting Securities of the Company; provided that, for the purposes of this definition, in no event shall the Company be considered an Affiliate of the Investor.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the Nasdaq National Market (or any successor thereto), or (c) if trading ceases to occur on the Nasdaq National Market (or any successor thereto), any Business Day.

“Trading Market” means the Nasdaq National Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transfer” shall have the meaning set forth in Section 4.1(a).

“Transfer Agent” means Mellon Investor Services LLC or any successor transfer agent for the Company.

“Transfer Consideration” shall have the meaning set forth in Section 4.1(c)(i).

“Transfer Offer” shall have the meaning set forth in Section 4.1(c)(i).

“Voting Securities” shall mean stock or other equity securities of an entity with the power to vote with respect to the election of directors (or similar members of an entity’s governing body) generally and shall include, in the case of a partnership or limited liability company, a general partner, manager or managing member interest, as applicable.

ARTICLE II

PURCHASE AND SALE

2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Securities. The date and time of the Closing and shall be 10:00 a.m., New York City Time, on the Closing Date. The Closing shall take place at the offices of Investor Counsel.

2.2 Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following:

(i) one or more stock certificates, containing only the legends expressly provided in Section 4.1(d) hereof, evidencing 10,000,000 Shares registered in the name of the Investor; and

(ii) a legal opinion of Company Counsel, in the form of Exhibit A, executed by such counsel and delivered to the Investor.

(b) At the Closing, the Investor shall deliver or cause to be delivered to the Company the aggregate purchase price for the Securities, calculated by multiplying the number of Securities (10,000,000) by the greater of $2.60 or the Closing Price on the date of this Agreement, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to the Investor by the Company for such purpose.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows (which representations and warranties shall be deemed to apply, where appropriate, to each subsidiary of the Company):

(a) Subsidiaries. The Company has no Subsidiaries or any other equity interests in any other Person other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have a material adverse effect on (i) the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (ii) the Company’s ability to consummate the transactions contemplated by this Agreement on a timely basis (either of (i) or (ii), a “Material Adverse Effect”).

(c) Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its board of directors or its stockholders. This Agreement has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, or by general principles of equity.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s Amended and Restated Certificate of Incorporation or its bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right could not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect.

(e) Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive or similar rights of stockholders.

(f) Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of the date of this Agreement is set forth in Schedule 3.1(f) hereto. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.1(f) hereto, the Company has not issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common

Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth on Schedule 3.1(f) hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.

(g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis. The Company has made available to the Investor or its representatives true, correct and complete copies of the SEC Reports not available on the EDGAR system. Except as disclosed on Schedule 3.1(g), as of the respective dates on which they were filed, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 3.1(g), the audited consolidated balance sheets and audited consolidated statements of income and cash flows of the Company as at December 28, 2003 and December 29, 2002 and for the three years ended December 28, 2003 and the unaudited consolidated balance sheets and unaudited consolidated statements of income and cash flows of the Company as at and for the periods ended March 28, 2004, June 27, 2004 and September 26, 2004 (including in each case any related notes and schedules thereto) included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as disclosed on Schedule 3.1(g), such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Company has filed with the Commission all material agreements required to be filed by the Company, pursuant to Item 601 of Regulation S-K promulgated under the Securities Act.

(h) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, and except as specifically disclosed in the SEC Reports or in Schedule 3.1(h) hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect and (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission.

(i) Absence of Litigation. Except as disclosed in the Company’s SEC Reports, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that would be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

(j) Compliance. Neither the Company nor any Subsidiary, except in each case as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.

(k) No General Solicitation; No Placement Agent. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(l) Private Placement. Neither the Company, nor any of its Affiliates, nor any Person acting on the Company’s behalf, has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.

(m) Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n) Real Property Holding Company. The Company is not “a United States real property holding corporation” within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(o) Form S-3 Eligibility. The Company is eligible to register the Securities for resale by the Investor using Form S-3 promulgated under the Securities Act.

(p) Listing and Maintenance Requirements. The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements.

(q) Registration Rights. Except as described in Schedule 3.1(q), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied or waived.

(r) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(s) Disclosure. The Company confirms that neither it nor any officers, directors or Affiliates, has provided the Investor or its agents or counsel with any information that constitutes or might constitute material, nonpublic information with respect to the Company (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement, and the information disclosed on Schedule 3.1(g)). The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

(t) Internal Accounting Controls. Except as disclosed on Schedule 3.1(g), the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) Sarbanes-Oxley Act. The Company is in compliance with applicable, effective requirements of the Sarbanes-Oxley Act of 2002 and applicable, effective rules and regulations promulgated by the Commission thereunder, except where noncompliance therewith would not, individually or in the aggregate, have a Material Adverse Effect.

3.2 Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a) Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The purchase by the Investor of the Securities hereunder has been duly authorized by all necessary action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, or by general principles of equity.

(b) No Public Sale or Distribution; Investment Intent. The Investor is acquiring the Securities in the ordinary course of business for investment, for its own account, and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and the Investor does not have a present intention or arrangement to effect any sale or distribution of the Securities to or through any person or entity, including, without limitation, entering into any arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act, subject, in each case, to the provisions of Section 4.1 hereof.

(c) Investor Status. At the time the Investor was offered the Securities, it was, and at the date hereof it is, and at the Closing Date it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in this Agreement.

(f) No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) conflict with or violate the organizational documents of the Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, debt, indenture or other instrument to which the Investor is a party or by which any of its property is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment, decree or other restriction of any court or governmental authority to which the Investor is subject (including federal and state securities laws) or by which any of its property or assets is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults or violations that are not material and do not otherwise affect the ability of the Investor to consummate the transactions contemplated hereby.

(h) No Legal, Tax or Investment Advice. The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(i) Disclosure. The Investor confirms that, to the Investor’s knowledge, none of the Company and its officers, directors and Affiliates has provided the Investor or its agents or counsel with any information that constitutes or might constitute material, nonpublic information with respect to the Company (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement, and the information disclosed on Schedule 3.1(g), which information the Investor agrees to keep confidential until such time as the Company’s annual report on Form 10-K for the fiscal year ended January 2, 2005 (the “2004 10-K”) is filed with the Commission).

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Investor covenants that it will not, directly or indirectly sell, transfer or otherwise dispose (including, without limitation, entering into any arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership) (collectively, “Transfer”) of any Securities during the period beginning on the Closing Date and ending on the one year anniversary of the Closing Date (the “Restricted Period”), except for any Transfer of Securities: (i) to its Affiliates, provided that such Affiliates deliver a written instrument to the Company, in form and substance reasonably satisfactory to the Company, confirming that they are subject to the obligations of the transferor under this Agreement, (ii) which have been consented to in writing by the Company, (iii) pursuant to a Tender Offer that, in the case of a third party Tender Offer, is recommended by the board of directors of the Company or (iv) to its equity holders, as part of a plan of distribution to such equity holders, provided that such equity holders deliver a written instrument to the Company, in form and substance reasonably satisfactory to the Company, confirming that they are subject to the obligations of this Agreement, and, in each case, in accordance with the provisions of Section 4.1(c).

(b) Following the end of the Restricted Period, the Investor covenants that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws, and, in each case, in accordance with the provisions of Section 4.1(c). In connection with any Transfer of Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), the Company requires the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

(c) (i) If, following the end of the Restricted Period, the Investor desires to Transfer any portion of the Securities constituting 6% or more of the Voting Securities of the Company outstanding on the date of such Transfer (the “Restricted Securities”) in a single transaction or series of related transactions to a Person or 13D Group for their own account (but excluding any sale to a broker-dealer or market maker, provided that such broker-dealer or market maker sells such shares in substantially concurrent transactions to one or more Persons and no such Person or Persons individually, together with its or their Affiliates as applicable or as part of a 13D Group, purchases in such transactions Securities constituting 6% or more of the Voting Securities of the Company outstanding on the date of such transactions), the Investor shall provide the Company with a written notice (the “Offer Notice”) setting forth: (i) the number of shares of Common Stock proposed to be Transferred and (ii) the material terms and conditions of the proposed Transfer including the minimum price (the “Offer Price”) at which the Investor proposes to Transfer such shares (the “Transfer Offer”). The Offer Notice shall also constitute an irrevocable offer to sell the Restricted Securities to the Company (x) at the Offer Price and on the same terms and conditions as the Transfer Offer or (y) if the Transfer Offer includes any consideration other than cash, at the option of the Company, at a cash price equal to the Fair Market Value of such non-cash consideration (the “Transfer Consideration”).

(ii) If the Company wishes to accept the offer set forth in the Offer Notice, the Company shall deliver within three (3) Business Days of receipt of the Offer Notice (such period, the “Election Period”) an irrevocable notice of acceptance to the Investor (the “Repurchase Notice”), which Repurchase Notice shall indicate that the Company agrees to purchase all of the Restricted Securities specified in the Offer Notice and the form of Transfer Consideration chosen (to the extent that the Transfer Offer includes any consideration other than cash).

(iii) If the option to purchase the Restricted Securities represented by the Offer Notice is accepted on a timely basis by the Company, in accordance with all the terms specified in Section 4.1(c)(ii),

no later than ten (10) Business Days after the date of the receipt by the Company of the Offer Notice, the Company shall deliver payment by wire transfer of immediately available funds, to the extent the Transfer Consideration is cash, and/or by delivery of the non-cash Transfer Consideration (to the extent chosen by the Company), to the Investor against delivery of certificates or other instruments representing the Common Stock so purchased, appropriately endorsed by the Investor. The Investor shall deliver its shares of Common Stock free and clear of all liens, claims, options, pledges, encumbrances and security interests. If (x) the Company does not give notice of its acceptance of the offer represented by the Offer Notice to purchase all of the Restricted Securities prior to the expiration of the Election Period or (y) the Company timely tenders a Repurchase Notice but does not tender the Purchase Price for the Restricted Securities in the manner and within the time period set forth above in this Section 4.1(c)(iii), the Investor shall, after such period, be free for a period of 120 days from the end of the Election Period (the “Transfer Period”) to Transfer the Restricted Securities to a third party at a price equal to or greater than the Resale Price (as defined below) and otherwise on terms which are no more favorable in any material respect to such third party than the terms and conditions set forth in the Offer Notice; it being acknowledged and agreed that the right to sell Restricted Securities as a result of the circumstances described in the foregoing clause (y) shall be in addition to any other rights or remedies the Investor may have as a result of such circumstances. If for any reason the Investor does not Transfer the Restricted Securities to a third party on such terms and conditions or if the Investor wishes to Transfer the Restricted Securities at a purchase price lower than the Resale Price or on other terms which are more favorable in any material respect to a third party than those set forth in the Offer Notice, the provisions of this Section 4.1(c) shall again be applicable to the Restricted Securities. “Resale Price” shall mean the lesser of (1) the Offer Price or (2) the product of the Offer Price and the Market Adjustment (as defined below), but in no event shall the Resale Price be less than 95% of the Offer Price, unless the Company consents in writing to a lower Resale Price. “Market Adjustment” shall mean the quotient of (1) the Closing Price on the day before the date the Investor and a third party enter into a definitive agreement to Transfer Restricted Securities in which the price at which the Restricted Securities are to be transferred to such third party is specified and (2) the Closing Price on the day before the date the Offer Notice is delivered to the Company. The Investor will provide the Company with a certificate as to the compliance of any Transfer of Restricted Securities to a third party pursuant to this Section 4.1(c)(iii) prior to the closing of such transaction.

(d) The Investor agrees to the imprinting, so long as is required by this Section 4.1(d), of the following legends on any certificate evidencing Securities:

(i) “THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.”

Certificates evidencing Securities shall not be required to contain such legend (i) after a Transfer pursuant to a Registration Statement that is effective under the Securities Act covering the resale of such Securities, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144(k) or (iv) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the Commission). Following the Effective Date or at such earlier time as a legend is no longer required for the Securities, the Company will no later than three Trading Days following the delivery by the Investor to the Company or the Transfer Agent of a legended certificate representing such Securities and an opinion of counsel to the extent required by Section 4.1(b), deliver or cause to be delivered to the Investor a certificate representing such Securities that is free from such legend.

(ii) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCK PURCHASE AGREEMENT, BETWEEN DRUGSTORE.COM, INC. AND ZIFF ASSET MANAGEMENT, L.P. A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCK PURCHASE AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCK PURCHASE AGREEMENT.”

Certificates evidencing Securities shall not be required to contain such legend after a Transfer of (x) Securities representing less than 6% of the Voting Securities of the Company outstanding on the date of such Transfer or (y) Restricted Securities in accordance with the provisions of

Section 4.1(c). Following the delivery by the Investor to the Company or the Transfer Agent of a legended certificate representing Securities no longer requiring such legend pursuant to the immediately prior sentence and an opinion of counsel to the extent required by Section 4.1(b), the Company will deliver or cause to be delivered to the Investor a certificate representing such Securities that is free from such legend, no later than the third Business Day after the effective date of such Transfer, unless the Company is the purchaser of such Restricted Securities, in which case the Company shall retain such certificate.

The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1.

(e) The Company will not object to and shall permit (except as prohibited by law) the Investor to hypothecate, pledge or grant a security interest or other lien in some or all of the Securities in connection with a bona fide loan or other financing arrangement, entered into in the ordinary course of the Investor’s business, secured by the Securities, and if required under the terms of such agreement, loan or arrangement, the Company will not object to and shall permit (except as prohibited by law) the Investor to transfer hypothecated, pledged or secured Securities to the pledgees or secured parties. Except as required by law, such a hypothecation, pledge or transfer will not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge or grant. The Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest or other lien in, any of the Securities or for any agreement, understanding or arrangement between the Investor and its pledgee or secured party. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Provided that the Company is in compliance with the terms of this Section 4.1(e), the Company’s indemnification obligations pursuant to Section 6.4 shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(e).

4.2 Furnishing of Information. As long as the Investor owns Securities, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it will use its commercially reasonable efforts to take such further action as any holder of Securities may reasonably request to satisfy the provisions of this Section 4.2.

4.3 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that none of its Affiliates shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.4 Securities Laws Disclosure; Publicity. The Company shall, on the first Trading Day following execution of this Agreement, issue a press release reasonably acceptable to the Investor disclosing all material terms of the transactions contemplated hereby and shall, thereafter, timely file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and shall file this Agreement as an exhibit to its 2004 10-K. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any press release without the prior written consent of the Investor. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the issuance of the above referenced press release without the express written consent of the Investor.

4.5 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities for general corporate purposes. The Company also may use a portion of the net proceeds, currently intended for general corporate purposes, to acquire or invest in other entities, technologies, products or services that complement its business, although the Company has no present plans or commitments and is not currently engaged in any material negotiations with respect to these types of transactions. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.

ARTICLE V

CONDITIONS

5.1 Conditions Precedent to the Obligations of the Investor. The obligation of the Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; and

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and

(b) Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing.

ARTICLE VI

REGISTRATION RIGHTS

6.1 Shelf Registration.

(a) The Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415, at least 90 days prior to the end of the Restricted Period. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act and as consented to by the Investor).

(b) The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective (the period for which the Company is required to use its reasonable best efforts to keep such Registration Statement effective, the “Effectiveness Period”) under the Securities Act until the earlier of (i) the date that all Registrable Securities covered by such Registration Statement have been sold or (ii) the date that all Registrable Securities may be sold publicly under Rule 144(k).

(c) The Company shall notify Investor Counsel in writing promptly (and in any event within three Business Days) after receiving notification from the Commission that the Registration Statement has been declared effective.

(d) Notwithstanding anything in this Agreement to the contrary, at any time when the Registration Statement is effective, the Company may, by written notice to the Investor, suspend sales thereunder and/or require that the Investor immediately cease the sale of shares of Common Stock pursuant thereto if (x) the Company is engaged in a material merger, acquisition or sale and the board of directors of the Company determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time and (B) it is in the best interests of the Company to suspend such Registration Statement or (y) another event has occurred or is reasonably likely to occur that would require additional disclosure by the Company and that the Company has a bona fide business purpose (as determined in good faith, by appropriate resolutions, by the board of directors of the Company) for keeping confidential, and the nondisclosure of which would reasonably be expected to cause the Registration Statement to fail to comply with applicable disclosure requirements at such time. Upon receipt of such notice, the Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until the Investor has received copies of a supplemented or amended Prospectus or until the Investor is advised in writing by the Company that the then-current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s board of directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 6.1(d) may be exercised for a period of no more than 25 days at a time and not more than three times in any twelve-month period. Immediately after the end of any suspension period under this Section 6.1(d), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investor to publicly resell its Registrable Securities pursuant to such effective Registration Statement.

6.2 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Investor and Investor Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Investor and Investor Counsel. The Company shall reflect in each such document when so filed with the Commission such comments as the Investor may reasonably and promptly propose.

(b) (i) Subject to Section 6.1(d), prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission during the Effectiveness Period any additional Registration Statements, only to the extent necessary to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within 12 Trading Days (except to the extent that the Company reasonably requires additional time to respond to accounting comments), to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide Investor Counsel with true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investor thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify Investor Counsel as promptly as reasonably practicable, and no later than two Trading Days thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a “review” of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to Investor Counsel a copy of such comments and of all written responses thereto); (iii) the Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e) Upon request, provide the Investor and Investor Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f) Promptly deliver to the Investor and Investor Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to Investor Counsel evidence of such listing; and (iv) during the Effectiveness Period, maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

(h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Investor and Investor Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i) If requested by the Investor, as promptly as reasonably practicable incorporate in the Registration Statement such appropriate information as the Investor may reasonably request to have included therein by filing a Form 8-K, or filing a supplement to the Prospectus, to reflect any change in the information regarding the holder of the Registrable Securities or the Investor’s plan of distribution, provided, that all filings made in connection with such requests shall be made at the Investor’s expense.

(j) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Investor may reasonably request.

(k) Upon the occurrence of any event described in Section 6.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) Cooperate with any reasonable due diligence investigation undertaken by the Investor in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information.

(m) Comply with all rules and regulations of the Commission applicable to the registration of the Securities.

6.3 Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (f) all listing fees to be paid by the Company to the Trading Market.

6.4 Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Investor, its officers, directors, partners, members, agents and employees, each Person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses arising out of or based on (i) any breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document delivered in connection with this Agreement, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document delivered in connection with this Agreement or (iii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or related preliminary prospectus or in any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except (x) to the extent, but only to the extent, that any such untrue statement, alleged untrue statement, omission or alleged omission was contained in or based upon information furnished in writing to the Company by or on behalf of the Investor for use therein, or to the extent that such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities, or (y) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(vii), such Loss results from the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the receipt by the Investor of the Advice contemplated in Section 6.5. The indemnification obligations of the Company pursuant to subsections 6.4(a)(i) and 6.4(a)(ii) shall terminate upon the first anniversary of the Closing Date. In addition, the Company shall not be liable to reimburse the Investor pursuant to subsection 6.4(a)(i) or 6.4(a)(ii) unless the aggregate amount of Losses incurred by the Investor with respect to all such breaches of representations, warranties, covenants, agreements or obligations by the Company exceeds $375,000 and, provided that, the Company’s maximum aggregate indemnification obligations pursuant to subsection 6.4(a)(i) or 6.4(a)(ii) will be limited to the amount of the purchase price paid by the Investor for the Securities pursuant to Section 2.2(b). Notwithstanding the foregoing, indemnification from and against Losses arising out of or based on a preliminary prospectus pursuant to subsection 6.4(a)(iii) shall be available only in the case of the Investor’s participation in a piggyback registration contemplated by Section 6.7 in which a preliminary prospectus is approved and authorized by the Company for use in connection with the sale, pursuant to such piggyback registration, of the Securities.

(b) Indemnification by Investor. The Investor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based on (i) any breach of any representation or warranty made by the Investor in this Agreement or any other certificate, instrument or document delivered in connection with this Agreement, (ii) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document delivered in connection with this Agreement or (iii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or related preliminary prospectus or in any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that (x) any such untrue or alleged untrue statement or omission or alleged omission was contained in or based upon information furnished in writing by or on behalf of the Investor to the Company specifically for inclusion in such Registration Statement or such Prospectus or such form of Prospectus or in any amendment or supplement thereto or to the extent that such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by the Investor expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (y) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(vii), such Loss results from the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the receipt by the Investor of the Advice contemplated in Section 6.5. In no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation. The indemnification obligations of the Investor pursuant to subsections 6.4(b)(i) and 6.4(b)(ii) shall terminate upon the first anniversary of the Closing Date. In addition, the Investor shall not be liable to reimburse the Company pursuant to subsection 6.4(b)(i) or 6.4(b)(ii) unless the aggregate amount of Losses incurred by the Company with respect to all such breaches of representations, warranties, covenants, agreements or obligations by the Investor exceeds $375,000 and, provided that, the Investor’s maximum aggregate indemnification obligations pursuant to subsection 6.4(b)(i) or 6.4(b)(ii) will be limited to the amount of the purchase price paid by the Investor for the Securities pursuant to Section 2.2(b). Notwithstanding the foregoing, indemnification from and against Losses arising out of or based on a preliminary prospectus pursuant to subsection 6.4(b)(iii) shall be available only in the case of the Investor’s participation in a piggyback registration contemplated by Section 6.7 in which a preliminary prospectus is approved and authorized by the Company for use in connection with the sale, pursuant to such piggyback registration, of the Securities.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the

Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). It is understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties; provided, however, that in the case a single firm of attorneys would be inappropriate due to actual or potential differing interests or conflicts between such Indemnified Parties and any other party represented by such counsel in such Proceeding or otherwise, then the Indemnifying Party shall be liable for the fees and expenses of one additional firm of attorneys with respect to such Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such Proceeding.

(d) Contribution. If a claim for indemnification under Section 6.4(a) or 6.4(b) is unavailable to an Indemnified Party or is otherwise insufficient to hold harmless an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), the Investor shall be not required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that an Indemnifying Party may have to an Indemnified Party.

6.5 Dispositions. The Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. The Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(v)-(vii), the Investor will discontinue disposition of such Registrable Securities under the Registration Statement until the Investor’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.2(k), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

6.6 No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Investor in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

6.7 Piggyback Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Investor written notice of such determination and if, within ten days after receipt of such notice, the Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the Investor requests to be registered.

ARTICLE VII

MISCELLANEOUS

7.1 Termination. This Agreement may be terminated by the Company or the Investor, by written notice to the other party, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party.

7.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities.

7.3 Entire Agreement. This Agreement, together with the Exhibit and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investor such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement.

7.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York time) on any

Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service and (d) the date of actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

7.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to rights under Article VI may be given by holders of least a majority of the Registrable Securities to which such waiver or consent relates.

7.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities in accordance with the provisions of Article IV of this Agreement, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor.” Notwithstanding anything to the contrary herein, Securities may be hypothecated, pledged or transferred to any Person in connection with a bona fide loan or other financing arrangement entered into by the Investor in the ordinary course of its business in accordance with the provisions of Section 4.1(e) and secured by such Securities.

7.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

7.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7.10 Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing, provided that the representations and warranties contained herein shall terminate on the second anniversary of the Closing Date.

7.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever the Investor exercises a right, election, demand or option owed to the Investor by the Company under this Agreement and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

7.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

7.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement or any other certificate, instrument or document delivered in connection with this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DRUGSTORE.COM, INC.

By:	/s/ Robert Barton
Name:	Robert Barton
Title:	CFO

Address for Notice:

13920 Southeast Eastgate Way, Suite 300 Bellvue, Washington 98005 Facsimile No.: (425) 372-3801 Telephone No.: (425) 372-3200 Attn: General Counsel

With a copy to:

Simpson Thacher & Bartlett, LLP 3330 Hillview Avenue Palo Alto, California 94304 Facsimile No.: (650) 251-5002 Telephone No.: (650) 251-5120 Attn: William H. Hinman, Esq.

ZIFF ASSET MANAGEMENT, L.P.
By:	PBK Holdings, Inc., its general partner

By:	/s/ David Gray
Name:	David G. Gray, Esq.
Title:	Vice-President

Address for Notice:

c/o Ziff Brothers Investments, L.L.C.

153 E. 53rd Street

43rd Floor

New York, New York 10022

Facsimile No.: 212-292-6381

Attn: General Counsel

and

c/o Ziff Brothers Investments, L.L.C.

153 E. 53rd Street

43rd Floor

New York, New York 10022

Facsimile No.: 212-292-6540

Attn: Ian McKinnon

With a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004-1980

Facsimile No.: (212) 859-4000

Telephone No.: (212) 859-8000

Attn: John M. Bibona, Esq.